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                                                                     Exhibit 4.A





                        FORD MOTOR COMPANY TAX-EFFICIENT

                       SAVINGS PLAN FOR HOURLY EMPLOYEES
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                 FORD MOTOR COMPANY TAX-EFFICIENT SAVINGS PLAN
                                      FOR
                                HOURLY EMPLOYEES


       This Plan has been established by the Company to enable employees to save and invest in a tax-efficient manner and to provide them with an opportunity to become stockholders of the Company.

       I.      DEFINITIONS.

               As hereinafter used:

               1. "Cash" shall mean and include (a) any amount of money credited to a member's account and not invested in Company stock, the Common Stock Fund or the Bond Fund, and (b) any amount credited to a member's subaccount in the Income Fund or the Current Interest Fund.

               2. "Cash value of the Common Stock Fund Units" shall mean the number of Common Stock Fund Units concerned multiplied by the Common Stock Fund Unit Price, as defined in subparagraph 4 of paragraph XIII, on the date such cash value is to be determined.

               3. "Collective Bargaining Agreement" shall mean the Collective Bargaining Agreement dated September 15, 1993 between the Company and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, UAW.

               4. "Committee" shall mean the Tax-Efficient Savings Plan Committee created by the Company pursuant to the provisions of paragraph XX hereof.

               5.       "Company" shall mean Ford Motor Company.

               6.       "Company stock" shall mean Common Stock of the Company.

               7. "Composite Quotation Listing" shall mean a composite listing of market prices of securities supplied by a reputable financial statistical service selected by the Trustee, which listing includes the prices at which securities are traded on national securities exchanges located in the United States.

               8. "Current market value" shall mean, with reference to Company stock, the closing market price on the day in question or, if no sales were made on that date, at the closing market price on the next preceding day on which sales were made, in either case as reported in the Composite Quotation Listing.








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               9.       "Earnings", with reference to Tax-Efficient Savings
                        Contributions, shall mean earnings resulting from the investment and any reinvestment of such contributions and any increment thereof and shall include interest, dividends and other distributions on such investments.

               10.      "Eligibility computation period" shall mean the twelve
                        (12) consecutive month period beginning with the first day of employment, or in the event that an employee does not perform in each of four calendar months in such twelve (12) consecutive month period duties for which payment is made, the plan year which includes the first anniversary of the first day of employment, and succeeding plan years.

               11. "Employee" shall mean each person who is employed at an hourly rate by a Participating Company and is enrolled on the active employment rolls of such Participating Company maintained in the United States.

               12. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

               13. "Income Fund" shall mean that portion of the trust fund under the Plan consisting of investments made by the Trustee in accordance with subparagraph 1 of paragraph XIII hereof and related cash.

               14. "Income Fund Contract" shall mean an arrangement under which (a) an Income Fund Manager receives amounts of cash from the Trustee and invests such amounts primarily in such fixed income securities as may be selected by such Income Fund Manager in its discretion with the objective of conservation of principal and the realization of a reasonable rate of return consistent therewith, and (b) such Income Fund Manager pays to the Trustee such amounts of principal and accumulated earnings and gains as are to be distributed to or transferred or withdrawn by members pursuant to the Plan and such other amounts as to which the Trustee may be entitled under the arrangement.

               15. "Income Fund Manager" shall mean an insurance company or other organization which has entered into an Income Fund Contract with the Company pursuant to subparagraph 1 of paragraph XIII hereof.

               16. "Common Stock Fund" shall mean that portion of the trust fund under the Plan consisting of investments made by the Trustee





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                        in accordance with subparagraph 4 of paragraph XIII
                        hereof and related cash.

               17. "Common Stock Fund Units" shall mean the measure of a member's interest in the Common Stock Fund as described in subparagraph 4 of paragraph XIII hereof.

               18. "Member" shall mean and include (a) an employee who shall have elected to participate in the Plan and, in the case of an employee of a Participating Company, shall have filed a Tax-Efficient Savings agreement then outstanding under the Plan, and (b) a person who has securities, cash, Common Stock Fund Units or Bond Fund Units in an account under the Plan.

               19. "Current Interest Fund" shall mean that portion of the trust fund under the Plan consisting of investments made by the Trustee in accordance with subparagraph 3 of paragraph XIII hereof and related cash.

               20. "Current Interest Fund Advisor" shall mean one or more persons or companies, corporations, or other organizations appointed by the Company to provide investment advice to the Trustee concerning the Current Interest Fund. The Trustee may be designated a Current Interest Fund Advisor by the Company.

               21. "Participating Company" shall mean and include the Company and each subsidiary of the Company that shall have elected to participate in the Plan with the consent of the Company. "Subsidiary of the Company" shall mean a domestic corporation not less than a majority of the voting stock of which is owned directly or indirectly by the Company.

               22. "Performance Bonus Payments" shall mean payments to members pursuant to Article IX, Section 2(b)(1) of the Collective Bargaining Agreement.

               23. "Plan year" shall mean a twelve-month period starting on the first day of the first pay period commencing in a calendar year and ending on the last day of the last pay period commencing in such calendar year.

               24. "Profit sharing distributions" shall mean amounts distributed to hourly employees under profit sharing plans of a Participating Company.

               25. "Subsidiary" or "Affiliate" shall mean (a) all corporations that are members of a controlled group of corporations within the meaning of Section 1563(a) of the Internal Revenue Code





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                        (determined without regard to Section 1563(a)(4) and
                        Section 1563(e)(3)(c) of the Internal Revenue Code) and of which the Company is then a member and (b) all trades or businesses, whether or not incorporated, that, under the regulations prescribed by the Secretary of the Treasury pursuant to Section 414(c) of the Internal Revenue Code, are then under common control with the Company.

               26. "Tax-Efficient Savings account" shall mean an account of a member under the Plan to which are credited Tax-Efficient Savings Contributions on behalf of such employee and earnings thereon.

               27. "Tax-Efficient Savings agreement" shall mean an agreement between an employee and the Participating Company to have the employee's wages or profit sharing distributions reduced by an amount specified by the employee and to have an amount equal to such reduction contributed by the Participating Company to the Plan on behalf of the employee, pursuant to Section 401(k) of the Internal Revenue Code and paragraph IV hereof; provided, however, that such amount shall be at a rate of not less than one percent nor more than eighteen
                        (18) percent (fifteen (15) percent up to the first pay period after January 1, 1994) of the employee's wages and at a rate of not less than ten percent nor more than 100 percent, in multiples of ten percent, of the employee's profit sharing distributions or such lesser amounts as may be determined as provided in paragraphs IV and XXV hereof.

               28. "Tax-Efficient Savings Contributions" shall mean amounts contributed by the Company to the Plan on behalf of an employee, pursuant to a Tax-Efficient Savings agreement, as provided in paragraph IV hereof.

               29. "Trustee" shall mean the trustee or trustees appointed by the Company pursuant to the provisions of paragraph XVI hereof.


               30. "Wages" shall mean the regular base pay for straight-time hours, including holiday pay and vacation pay (including the related excused absence allowance), and incentive pay, bereavement pay, jury duty pay, and short-term military duty pay and the straight time portion of any overtime hours paid, up to a total of 40 hours in a week for all such payments, and Performance Bonus Payments to which an employee of a Participating Company is entitled prior to giving effect to any Tax-Efficient Savings agreement. Effective with the first pay period after January 1, 1994, wages also shall include





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                        cost of living allowance applicable to the foregoing.
                        Performance Bonus payments shall qualify as wages irrespective of the 40 hour maximum. "Wages" shall not include any other category of compensation (e.g., cost of living allowance applicable to the foregoing (up to the first pay period after January 1, 1994), overtime premium pay, Saturday and Sunday premium pay, cost-of-living allowance not applicable to the foregoing, call-in pay, shift premium pay, seven-day premium pay, holiday premium pay, grievance awards, moving allowances, supplemental unemployment benefit payments under the Company's Supplemental Unemployment Benefit Plan (including automatic short-week benefit payments), suggestion awards, tool allowances, apprentice training incentives, the cost to the Participating Company of providing Group Life Insurance and Survivor Income Benefit coverages in excess of $50,000 (or any other imputed income as may be designated by law), pension or retirement plan payments, any Christmas bonus, or any other special remuneration).

                        For years beginning after December 31, 1988, the annual compensation of each employee taken into account for determining all benefits provided under the Plan for any determination period shall not exceed the amount specified in Section 401(a)(17) of the Internal Revenue Code.

               31. "Bond Fund" shall mean that portion of the trust fund under the Plan consisting of investments made by the Trustee in accordance with subparagraph 5 of paragraph XIII hereof and related cash.

               32. "Bond Fund Units" shall mean the measure of a member's interest in the Bond Fund as described in subparagraph 5 of paragraph XIII hereof.

               33. "Cash value of the Bond Fund Units" shall mean the number of Bond Fund Units concerned multiplied by the Bond Fund Unit Price, as defined in subparagraph 5 of paragraph XIII, on the date such cash value is to be determined.


II.       ELIGIBILITY.

          Except as hereinafter provided, each employee of a Participating Company shall be eligible for membership in the Plan and to have Tax-Efficient Savings Contributions made to the Plan if

          1. such employee has attained seniority with one or more of the Participating Companies or a Subsidiary or Affiliate; or





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          2.       such employee has completed an eligibility computation
                   period in which such employee has performed in each of four calendar months duties for which payment is made, with one or more of the Participating Companies or a Subsidiary or Affiliate, without a subsequent termination of employment; or

          3. such employee is employed after a termination of employment, if such employee had become eligible under subparagraph 1 or 2 during such employee's previous employment.

          The Company may in its discretion determine, in the event of the acquisition by a Participating Company (by purchase, merger or otherwise) of all or part of the assets of another corporation, that the service of a person as an employee of such other corporation shall be included in ascertaining whether he or she has had such service as required under subparagraph 1, 2, or 3 above for eligibility, provided that he or she shall have become an employee of a Participating Company in connection with such acquisition.

          Leased employees are not considered employees and are therefore excluded from eligibility for membership in the Plan. The term "leased employee" means any person (other than an employee of the Company) who pursuant to an agreement between the Company and any other person ("leasing organization") has performed services for the Company (or for the Company and related persons determined in accordance with section 414(n)(6) of the Internal Revenue Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the Company. For purposes of this subparagraph, the term Company shall include the Company and its subsidiaries.

III.      MEMBERSHIP.

          Membership of any employee in the Plan shall be entirely voluntary except as otherwise provided in paragraph XXVI hereof.

          An eligible employee may elect membership in the Plan as of the first day of the first pay period commencing in any month or as of the date of any profit sharing distribution by delivering to the Company a notice of election to participate and a Tax-Efficient Savings agreement in accordance with paragraph IV hereunder.

          A newly-hired employee of a Participating Company may elect membership in the Plan prior to the date on which such employee would otherwise become eligible for membership in the Plan for the





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          limited purpose of making a rollover contribution to the Plan as hereinafter provided.

IV.       TAX-EFFICIENT SAVINGS CONTRIBUTIONS.

          Each eligible employee, by filing with the Company a Tax-Efficient Savings agreement in such form as the Committee may prescribe, may elect to have contributed to the Plan on his or her behalf

          (a) for each pay period, beginning with the first day of the first pay period commencing in the first month following the filing of such agreement, on or before the 23rd day (or such later day as the Committee from time to time may determine) of the month preceding such day, a Tax-Efficient Savings Contribution in such amount as he or she may authorize at a rate of not less than one percent nor more than eighteen (18) percent (fifteen (15) percent up to the first pay period after January 1, 1994) of his or her wages for such pay period, and

          (b) for each profit sharing distribution, following the filing of such agreement, on or before the 15th day (or such later day as the Committee from time to time may determine) of the month preceding the month in which such distribution is made, a Tax-Efficient Savings Contribution in such amount as he or she may authorize at a rate of not less than ten percent nor more than 100 percent, in multiples of ten percent, of such profit sharing distribution.

          The Tax-Efficient Savings agreement shall specify that such Contributions are to be made in a full percentage amount of wages or profit sharing distributions, the amounts to be rounded down to the nearest full dollar.

          Subject to the foregoing provisions of this paragraph IV, the rate of Tax-Efficient Savings Contributions with respect to wages authorized by the employee may be decreased, increased or stopped by him or her only as of the first day of the first pay period commencing in any month by delivering to the Company on or before the 23rd day (or such later day as the Committee from time to time may determine) of the month preceding such date a notice of such change. If an employee shall become ineligible to have Tax-Efficient Savings Contributions made to the Plan, his or her Tax-Efficient Savings agreement shall terminate forthwith. If the Tax-Efficient Savings agreement of an employee shall terminate for any reason, the employee thereafter may, subject to the eligibility provisions of the Plan, resume the making of Tax-Efficient Savings Contributions to the Plan, as of the first day of the first pay period commencing in any month by delivering to the Company on or





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          before the 23rd day (or such later day as the Committee from time to time may determine) of the month preceding such date a Tax-Efficient Savings agreement hereunder.

          The Company shall contribute to the Plan each month, out of current or accumulated earnings and profits, but not otherwise, an amount equal to the aggregate of the amounts of Tax-Efficient Savings Contributions to be contributed by the Company on behalf of employees pursuant to such employees' elections under Tax-Efficient Savings agreements with respect to such month.

          The total amount of Tax-Efficient Savings Contributions allowable under Tax-Efficient Savings agreements for any employee for any year beginning on or after January 1, 1988 shall not exceed the lesser of $7,000 multiplied by the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Internal Revenue Code or eighteen (18) percent (fifteen (15) percent up to the first pay period after January 1, 1994) of the employee's wages for that year plus 100 percent of the profit sharing distributions payable to the employee during that year, and for each employee who is a highly compensated employee for the year as defined below shall not exceed the percent of the employee's wages and profit sharing distributions for the year determined as follows. There shall first be determined, under the following table, an average allowable tax-efficient savings percentage, for the eligible employees who are not highly compensated employees for the year as a group.

            If the average of the              The allowable average
            actual tax-efficient               tax-efficient savings
            savings percentages                percentage for eligible
            of eligible employees              employees who are highly
            who are not highly                 compensated employees
            compensated employees              shall not
            for the year is:                   exceed:

            (a) 2% or less                     (a) 2.0 times the average of the
                                               actual tax-efficient savings
                                               percentages for eligible
                                               employees who are not highly
                                               compensated employees.

            (b) over 2% but not more points    (b) 2.0 percentage added to the
                than 8%                        average of the actual
                                               tax-efficient savings percentages
                                               for eligible employees who are
                                               not highly compensated employees.





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            (c) more than 8%                 (c) 1.5 times the average of
                                             the tax-efficient savings
                                             percentages for eligible employees
                                             who are not highly compensated
                                             employees or, in any case, such
                                             lesser amount as the Secretary of
                                             the Treasury shall prescribe to
                                             prevent the multiple use of parts
                                             (a) and (b) of this limitation
                                             with respect to any highly
                                             compensated employees.

          The Committee shall, to the extent necessary to conform to the foregoing limitations, reduce the amounts of allowable Tax-Efficient Savings Contributions for such year with respect to any or all eligible employees. Any such reductions by the Committee shall be done in such manner as the Committee from time to time may prescribe.

          "Average Tax-Efficient Savings contribution percentage" means the average of the Tax-Efficient Savings contribution percentages of the eligible employees in a group.

          "Tax-Efficient Savings contribution percentage" means the ratio (expressed as a percentage) of Tax-Efficient Savings contributions under the Plan on behalf of the eligible employee for the year to the eligible employee's compensation for the year. "Compensation" for this purpose means compensation paid by the Company to the employee during the year which is required to be reported as wages on the employee's Form W-2, plus Tax-Efficient Savings contributions. The determination of the Tax-Efficient Savings contribution percentage and the treatment of Tax-Efficient Savings contributions shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury pursuant to the Internal Revenue Code.

          The Tax-Efficient Savings contribution percentage for any eligible employee who is a highly compensated employee for the year and who is eligible to have Tax-Efficient Savings contributions allocated to his account under two or more plans described in section 401(a) of the Internal Revenue Code or arrangements described in section 401(k) of the Internal Revenue Code that are maintained by the Company or an affiliated corporation shall be determined as if all such contributions were made under a single plan.

          The term "highly compensated employee" includes highly compensated active employees and highly compensated former employees.

          A highly compensated active employee includes any employee who performs service for the Company during the determination year and who, during the look-back year, which terms are defined below, (i) received compensation from the Company in excess of $75,000 (as





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          adjusted pursuant to section 415(d) of the Internal Revenue Code);
          (ii) received compensation from the Company in excess of $50,000 (as adjusted pursuant to section 415(d) of the Internal Revenue Code) and was a member of the top-paid group for such year; or (iii) was an officer of the Company and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under section 424(b)(1)(A) of the Internal Revenue Code.

          The term "highly compensated employee" also includes (i) employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the employee is one of the 100 employees who received the most compensation from the Company during the determination year; and (ii) employees who are 5 percent owners at any time during the look-back year or determination year.

          If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a highly compensated employee.

          For this purpose, the determination year shall be the plan year. The look-back year shall be the twelve-month period immediately preceding the determination year.

          A highly compensated former employee includes any employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Company during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the employee's 55th birthday.

          If an employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is an active or former employee or a highly compensated employee who is one of the 10 most highly compensated employees ranked on the basis of compensation paid by the Company during such year, then the family member and the 5 percent owner or top-ten highly compensated employee shall be aggregated. In such case, the family member and 5 percent owner or top-ten highly compensated employee shall be treated as a single employee receiving compensation and plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and 5 percent owner or top-ten highly
          compensated employee.   For purposes of this section, family member
          includes the spouse, lineal ascendants and descendants of the employee or former employee and the spouses of such lineal ascendants and descendants.





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          The determination of who is a highly compensated employee, including the determinations of the number and identity of employees in the top-paid group, the top 100 employees, the number of employees treated as officers and the compensation that is considered, will be made in accordance with section 414(g) of the Internal Revenue Code and the regulations thereunder.

          Subject to such regulations as the Committee from time to time may prescribe, a member whose Tax-Efficient Savings contributions to this Plan and similar contributions to all other plans in which the member is a participant exceed the limit of $7,000 multiplied by the cost-of-living adjustment factor prescribed by the Secretary of the Treasury for any year may request and receive return of such excess Tax-Efficient Savings contributions to this Plan for such year and earnings thereon by submitting a request for return of such excess in this Plan to the Committee in such form as shall be acceptable to the Committee. Such amounts shall be returned to such member no later than April 15, 1989, and each April 15 thereafter, to members who submit such requests to the Committee no later than the immediately preceding March 1.

          Tax-Efficient Savings contributions and earnings thereon in excess of the limitations in this paragraph IV applicable to such contributions by employees shall be returned to members on whose behalf such contributions were made for the preceding plan year at such times and upon such terms as the Committee shall prescribe. Income on excess contributions shall be allocated in the same manner that income is allocated to members' accounts during the plan year, and such method will be used consistently for all affected members.

          A newly-hired employee of a Participating Company who elects membership in the Plan in accordance with paragraph III may make a rollover contribution, as permitted under Section 402(a)(5) of the Internal Revenue Code, to the Plan in cash in an amount not exceeding the total amount of taxable proceeds distributed to such employee by a similar qualified plan maintained by his or her immediately preceding former employer. The rollover contribution must be made by the employee within 60 days following the receipt by the employee of such distribution from such former employer's plan. Rollover contributions shall be invested in accordance with the provisions of paragraph VII as the employee shall elect. Notwithstanding the foregoing, the Plan may not receive a rollover contribution of a distribution from another qualified plan if such other plan provides, or at any time had provided, benefits through alternative forms of distribution including annuities, which are not available under this Plan.





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          The Company may recover, without interest, the amount of its contributions made on account of a mistake in fact, provided that such recovery is made within one year after the date of such contribution. Any recovery by the Company of its contributions to the Plan shall not exceed the value at the time of recovery of assets acquired with the Company's contributions and earnings thereon.

          In the event the deduction of the contribution made by the Company is disallowed under section 404 of the Internal Revenue Code, such contribution (to the extent disallowed) must be returned to the Company within one year of the disallowance of the deduction.

V.        MEMBER'S ACCOUNT IN TRUST FUND.

          At such times as the Trustee shall require in connection with the Trustee's purchases of Company stock pursuant to the provisions of paragraph XVII hereof, but not later than 30 days after the last day of each month, the Company shall pay to the Trustee (a) the Tax-Efficient Savings Contributions for such month, and (b) the amounts of payments by members with respect to loans and interest thereon pursuant to paragraph XI hereof; provided, however, that Tax-Efficient Savings Contributions and loan and interest payments for such month to be invested in the Common Stock Fund, in the Income Fund, in the Current Interest Fund, or in the Bond Fund shall be paid to the Trustee on or as soon as practicable after the last day of such month. Upon receipt of such payments by the Trustee, the aggregate amount of such payments (and earnings thereon, as from time to time received by the Trustee) shall be credited to the respective accounts of the members, and the Trustee shall hold, invest and dispose of the same as provided in the Plan.

          The corpus or income of the trust may not be diverted to or used for any purpose other than the exclusive benefit of the members or their beneficiaries.

VI.       VESTING.

          The assets credited to a member's account shall be fully vested and no portion of such account shall be subject to forfeiture for any reason whatsoever.

VII.      MEMBER'S ELECTION AS TO INVESTMENT OF FUNDS.

          Tax-Efficient Savings Contributions made on behalf of a member shall be invested in one of the following ways as the member shall elect:

          (a) 100 percent in Company stock, the Common Stock Fund, the Income Fund, the Current Interest Fund, the Bond Fund; or





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          (b)      any combination of the Common Stock Fund, Company stock, the
                   Income Fund, the Current Interest Fund and the Bond Fund, in whole multiples of ten percent.

          A member's initial investment election hereunder shall be stated in his or her Tax-Efficient Savings agreement. Each investment election hereunder with respect to wages shall remain in effect until changed by the member, and may be changed effective the first day of the first pay period commencing in any month in respect of Tax-Efficient Savings Contributions made thereafter by delivering a notice to the Company on or before the 23rd day (or such later day as the Committee from time to time may determine) of the preceding month. Profit sharing distributions that members elect to have contributed to the Plan shall be invested in accordance with a member's election in effect with respect to weekly wages at the time profit sharing distributions are contributed to the Plan or, if the member does not have in effect such an election with respect to weekly wages, in accordance with the member's election.

VIII.  TRANSFER OF ASSETS TO OTHER INVESTMENT ELECTIONS.

          Any member may elect, at such times, in such manner, to such extent and with respect to such assets as the Committee from time to time may determine, to have the value of securities, cash, cash value of Common Stock Fund Units or cash value of Bond Fund Units in such member's account transferred by being invested in such account in such other of the ways in which Tax-Efficient Savings Contributions may be invested pursuant to this paragraph VIII as the member shall elect; provided, however, that:

          (a) a member may not transfer the value of amounts credited to his or her Income Fund subaccount except at such times as the Committee may determine;

          (b) a member may make one such transfer election each month, or such additional number of such transfer elections as the Committee may determine, and, in addition, a member may elect to transfer the value of amounts credited to his or her Income Fund subaccount at any such time as the Committee may determine; and

          (c) all such transfer elections shall be subject to such other regulations as the Committee may prescribe, which may specify, among other things, application procedures, minimum and maximum amounts that may be transferred, procedures for determining the value of assets the subject of a transfer





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                   election and other matters which may include conditions or restrictions applicable to transfer elections.

IX.       INVESTMENT OF DIVIDENDS, INTEREST, ETC.

          Cash dividends and the cash proceeds of any other distribution received on Company stock shall be invested in Company stock. Cash dividends and the cash proceeds of any other distribution in respect of Common Stock Fund investments shall be invested pursuant to subparagraph 4 of paragraph XIII hereof. Cash dividends and the cash proceeds of any other distribution in respect of Bond Fund investments shall be invested pursuant to subparagraph 5 of paragraph XIII hereof.

X.        DISTRIBUTION OF ASSETS.

          Distribution of all assets in a member's account shall be governed by the following provisions:

          1.       Termination of Employment

                   In the case of a member's termination of employment for any reason (whether voluntary or by discharge, with or without cause), the securities, cash, cash value of the Common Stock Fund Units and cash value of the Bond Fund Units in his or her account shall be delivered to the member as soon as practicable after the earlier of

                   (i) receipt by the Company of a request for distribution made by the member at or after termination of employment, or

                   (ii) the end of the year in which such member attains age sixty-five (65) or the date on which such member attains age 70 if such member shall have so elected or, if later, the date of termination of employment of such member provided, however, that in the case of a member who has attained age sixty-five (65), distribution shall be made no later than the 60th day after the later of the close of the year in which the member attains age sixty-five (65) or terminates employment unless the member elects otherwise. In the event of death of the member, distribution shall be made to such member's beneficiaries hereunder as soon as practicable after notice of such member's death is received by the Company.

          2.       Attainment of Age 70-1/2

                   In the case of a member who has attained age seventy and one-half (70-1/2) on or after January 1, 1988 and who has not terminated employment, distribution of the securities, cash, cash value of the Common Stock Fund Units and cash value of the Bond Fund Units in his or her account shall begin not later than April 1 of the calendar year following the calendar year in which the member attains age seventy and one-half (70-1/2) and shall be made over a period of fifteen (15) years; upon termination of such member's employment, the assets remaining in the member's account shall be distributed. Such distribution shall be made in accordance with section 401(a)(9) of the Internal Revenue Code and with regulations prescribed by the Secretary of the Treasury thereunder and subject to such regulations as the Committee may prescribe.

          3.       Miscellaneous

                   For purposes of any distribution of assets in a member's account pursuant to this paragraph X, the securities, cash, cash value of the Common Stock Fund Units and cash value of the Bond Fund Units in his or her account shall be reduced by the balance of any loan made to such member as provided in paragraph XI hereof and interest thereon that is unpaid at the effective date of such distribution.

                   Subject to the provisions of paragraph XVII hereof, and subject to such regulations as the Committee from time to time may prescribe, a member receiving a distribution pursuant to this paragraph X may agree to sell to the Trustee for purposes of the Plan all full shares of Company stock covered by his or her distribution, such sale to be at a price per share equal to the current market value of Company stock on the effective date of the distribution.
                   The member so agreeing shall pay all applicable transfer taxes incident to the sale of such shares to the Trustee, and the amount thereof may be deducted from the payment made by the Trustee to the member.

                   Assets held for the benefit of an alternate payee pursuant to a qualified domestic relations order as defined by section 414(p) of the Internal Revenue Code of 1986 and
                   section 206(d) of ERISA shall be distributed prior to the date on which assets would be distributed to a member if such order so requires provided that such order requires distribution of all assets held for the benefit of such alternate payee.

                   In the event that distribution to a member or his or her beneficiary or beneficiaries cannot be made because the identity or location of such member or such beneficiary or beneficiaries cannot be determined after reasonable efforts and if the assets in such member's account for that reason remain undistributed for a period of one year, the Committee may direct that the assets in such member's account and all further benefits with respect to such person shall be forfeited and all liability for the payment thereof shall terminate provided, however, that in the event that the identity or location of the member or beneficiary is subsequently determined, the value of the assets in such member's account at the date of forfeiture shall be paid by the Company to such person in a single sum. The value of the assets so forfeited shall be applied, as soon as practicable, to reimburse the Company for its expense in administering the Plan. For such purposes, the value of the securities, cash, cash value of Common Stock Fund Units and cash value of the Bond Fund Units shall be determined as of the date of the forfeiture, any Company stock to be valued at a price per share equal to the average of the highest price and the lowest price at which shares of Company stock are sold on the date of such forfeiture or application or, if no such sales were made on such date, on the next preceding day on which there were such sales, in either case as reported in the Composite Quotation Listing.

          4.       Rollovers

                   A member who receives a distribution after December 31, 1992 may elect to have the Trustee transfer directly to an Individual Retirement Account ("IRA") of the member or to another employer's plan in which the member is a participant all or part of the assets included in the distribution, including Company stock, except (i) a distribution required to be made to a member who has attained age 70 1/2 and has not terminated employment, and (ii) the portion of the distribution that constitutes a return of the member's after-tax contributions that were transferred from the Tax Reduction Act Stock Ownership Plan for Hourly Employees when that Plan was terminated in 1989. Any transfer shall be subject to such regulations as the Committee from time to time may prescribe. The member shall designate the IRA or other employer's plan to which assets are to be transferred and transfer shall be made subject to acceptance by the transferee plan or IRA.


XI. BORROWINGS WITH RESPECT TO ASSETS ATTRIBUTABLE TO TAX-EFFICIENT SAVINGS CONTRIBUTIONS.

          Subject to such regulations as the Committee from time to time may prescribe, a member prior to termination of employment may apply for and receive a loan from the Plan in an amount not exceeding in the aggregate fifty percent of the value, at the time of any such loan, of the securities, cash (except any amount credited to such member's Income Fund subaccount), cash value of the Common Stock Fund Units, and cash value of the Bond Fund Units in his or her account that are attributable to Tax-Efficient Savings Contributions made on his or her behalf and that the member shall have designated to be used to provide the amount of the loan provided, however, that no amount credited to such member's Income Fund subaccount shall be used to provide any part of the loan. No loan of less than $1,000 shall be made. All loans from all plans of the Company and other members of a group of employers described in sections 414(b), 414(c), 414(m) and 414(o) of the Internal Revenue Code are aggregated for purposes of the above limitation.

          All such loans shall (i) be available to all members on a reasonably equivalent basis, (ii) be adequately secured and (iii) bear a reasonable rate of interest and be subject to such other requirements, including repayment terms, as the Committee from time to time may prescribe, provided, however, that (a) the entire amount of any such loan and all amounts of related interest must be repaid not later than 60 months (or, when permitted by law, such later date as the Committee may determine) after the month in which the loan is effective and (b) repayments shall be made by a member from his or her wages by payroll deductions or in such other manner as the Committee may prescribe. In no event shall the repayment be made less frequently than once per calendar quarter. For loans made after October 18, 1989, the Committee shall determine a rate of interest such that the Plan is provided with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. Any loan to a member shall be secured by such member's interest in the Plan. All such requirements shall be applicable on a uniform and non-discriminatory basis to all members who may apply for such loans.

          Amounts paid by a member, including interest payments, with respect to any such loan shall be credited to a loan subaccount in such member's account. Amounts in the loan subaccount shall be invested in accordance with such regulations as the Committee from time to time may prescribe.

XII.  WITHDRAWAL OF ASSETS.

          Prior to termination of employment a member shall not be permitted to withdraw all or any portion of the securities, cash, cash value of the Common Stock Fund Units and cash value of the Bond Fund Units in the member's account; provided, however, that such withdrawal shall be permitted (i) at any time after the member shall have attained age 59-1/2 or (ii) prior to attaining age 59-1/2, if withdrawal (i) is made on account of an immediate and heavy financial need of the member and (ii) is necessary to satisfy such financial need. An immediate and heavy financial need shall be deemed to exist if the requirements of Treasury Regulation section 1.401(k)-1(d)(2)(ii)(B) are met or if an expense of $500 or more is approved by the Committee as constituting an immediate and heavy financial need. A withdrawal will be deemed necessary to satisfy such financial need if (i) the withdrawal is not in excess of the immediate and heavy financial need; (ii) the member has no other distribution or nontaxable loan privileges available from any plan maintained by the Company or its subsidiaries; (iii) the member's contributions to the Company's savings plans are suspended for twelve months after the withdrawal; and (iv) the annual limit on tax-efficient savings contributions in the taxable year of enrollment following the hardship withdrawal is reduced by the amount of tax efficient savings contributions made in the withdrawal year. For years after 1988 any withdrawal on account of financial hardship cannot exceed the dollar amount of Tax-Efficient Savings Contributions made to the account of the member, exclusive of earnings thereon. Any such withdrawal of assets shall be made as of the date specified by the Committee in its determination of the existence of a financial hardship. The assets so withdrawn shall be delivered to the member as soon as practicable after the effective date of the withdrawal.

          Subject to the provisions of paragraph XVII hereof, and subject to such regulations as the Committee from time to time may prescribe, a member requesting any such withdrawal may agree to sell to the Trustee for purposes of the Plan all full shares of Company stock covered by his or her withdrawal request, such sale to be at a price per share equal to the current market value of Company stock on the effective date of the withdrawal. The member so agreeing shall pay all applicable transfer taxes incident to the sale of such shares to the Trustee, and the amount thereof may be deducted from the payment made by the Trustee to the member.

          A member who receives a withdrawal after December 31, 1992 may elect to have the Trustee transfer directly to an Individual Retirement Account ("IRA") of the member or to another employer's plan in which the member is a participant all or part of the assets included in the withdrawal, including Company stock, except a withdrawal made by an active employee after attainment of age 70 1/2. Any transfer shall be subject to such regulations as the Committee from time to time may prescribe. The member shall designate the IRA or other employer's plan to which assets are to be transferred and transfer shall be made subject to acceptance by the transferee plan or IRA.

XIII. INCOME FUND, INDEX FUND, CURRENT INTEREST FUND, COMMON STOCK FUND AND BOND FUND.

          1.       Income Fund.

                   (a) For each member who elects pursuant to paragraph VII to have Tax-Efficient Savings Contributions invested in the Income Fund or for whom a transfer is made to the Income Fund as provided in paragraph VIII hereof, the Trustee shall establish an Income Fund subaccount or subaccounts, which shall be parts of the member's account under the Plan, and shall credit to such subaccounts the sums so to be transferred or invested under such member's election or elections. As soon as practicable following receipt of any Tax-Efficient Savings Contributions to be invested in the Income Fund and as soon as practicable following the effective date of any transfer made as provided in paragraph VIII hereof, the Trustee shall pay to an Income Fund Manager a sum equal to the sum so credited to the member's subaccount.

                   (b) The Trustee periodically shall credit to the appropriate Income Fund subaccount of such member proportionate amounts of any increases in the total amount credited to the account of the Trustee under the applicable Income Fund Contract (other than increases due to payments by the Trustee to the Income Fund Manager).

                   (c) In the event that the total amount credited at any time to the account of the Trustee under the applicable Income Fund Contract is reduced for any reason (other than by reason of payments by the Income Fund Manager to the Trustee for distributions to or withdrawals by members pursuant to the Plan), the Trustee shall reduce the total amount credited to the Income Fund subaccount or subaccounts of each member by a proportionate amount.

                   (d) Cash credited to members' subaccounts in the Income Fund shall be distributed to members or may be withdrawn or transferred by members only in accordance with paragraphs VIII, X, XI, and XII hereof.

                   (e) The Company shall enter into one or more Income Fund Contracts with one or more insurance companies or other organizations to the extent that such Income Fund Contracts are available for members electing the Income Fund option provided in this subparagraph 1 of paragraph XIII.

          2.       Index Fund.

                   The Trustee shall establish and administer the Index Fund in accordance with the following:

                   (a)     Transfer to Common Stock Fund.

                           Effective immediately following the close of business on November 30, 1988, the Trustee shall transfer to the Common Stock Fund all assets of the Index Fund that have not previously been transferred pursuant to paragraph VIII hereof. The Trustee shall make appropriate adjustments in the accounts of members to reflect such investment of Index Fund assets in the Common Stock Fund in accordance with subparagraph 4 of this paragraph XIII. Thereafter, no further investments shall be made of contributions or assets of any kind in the Index Fund, and the Index Fund shall no longer be available as an investment election under the Plan.

          3.       Current Interest Fund.

                   The Trustee shall establish and manage the Current Interest Fund in accordance with the following:

                   (a) For each member who elects pursuant to paragraph VII to have Tax-Efficient Savings Contributions invested in the Current Interest Fund or for whom a transfer is made as provided in paragraph VIII, the Trustee shall establish a Current Interest Fund subaccount or subaccounts, which shall be parts of the member's account under the Plan, and shall credit to such subaccounts the sums so to be invested or transferred under such member's election or elections. As soon as practicable following receipt of any Tax-Efficient Savings Contributions to be invested in the Current Interest Fund and as soon as practicable following the effective date of any transfer made as provided in paragraph VIII, the Trustee shall invest in the Current Interest Fund a sum equal to the sum so credited to the appropriate subaccount of the member.

                   (b)     Investments.

                           The Trustee shall invest the Tax-Efficient Savings Contributions, and earnings thereon, received for the accounts of members who elect to invest in the Current Interest Fund according to the advice of the Current Interest Fund Advisor, such assets to be invested in money market obligations or the equivalent thereof, with the goal of maximization of current income to the extent consistent with the preservation of capital, such investments to be made in debt obligations consisting of marketable securities issued by the United States Government or its agencies or instrumentalities, domestic bank certificates of deposit, bankers acceptances and high grade commercial paper and other money market obligations or the equivalent thereof, of a quality comparable to the foregoing. Securities may be sold without regard to the length of time they have been held. Investments shall be subject to such additional restrictions as from time to time shall be provided in the agreement designating or appointing the Current Interest Fund Advisor.

                   (c) The Trustee periodically shall credit to the appropriate Current Interest Fund subaccount of such member proportionate amounts of any increases in the total value of the Current Interest Fund (other than increases due to increases in the amount of contributions invested in, or amounts transferred to, the Current Interest Fund).

                   (d) In the event that the total value of the Current Interest Fund is reduced for any reason (other than by reason of distributions to or withdrawals or transfers by members pursuant to the Plan), the Trustee shall reduce the total amount credited to the Current Interest Fund subaccount or subaccounts of each member by a proportionate amount.

                   (e) Cash credited to members' subaccounts in the Current Interest Fund shall be distributed to members or may be withdrawn or transferred by members only in accordance with paragraphs VIII, X, XI and XII hereof.

                   (f)     Current Interest Fund Value.

                           The term "Value" as used herein shall mean the value in money of the net assets in the Current Interest Fund. The Current Interest Fund Value shall be determined each valuation date. Valuation dates shall be the last day of each month, if such day is a trading day of the New

                           York Stock Exchange, or the trading day of the New York Stock Exchange next preceding such day, if such day is not a trading day of the New York Stock Exchange. Current Interest Fund Values shall be determined before giving effect to any distribution or withdrawal and before crediting contributions or transfers to members' accounts effective as of any valuation date. The Value of the Current Interest Fund shall be computed as follows:

                           (i) Securities listed on a national stock exchange shall be valued at the closing price on the valuation date, or, if no sales were made on that date, at the closing price on the next preceding day on which sales were made, in either case as reported in the Composite Quotation Listing.

                           (ii) Securities traded only in over-the-counter markets shall be valued at the mean of the closing bid prices as listed in a publication or publications selected by the Trustee for the valuation date, or the next preceding day for which such prices are available, if not available for the valuation date.

                           (iii) All other assets of the Current Interest Fund shall be valued at the fair market value as of the close of business on the valuation date. Fair market value shall be determined by the Trustee in the reasonable exercise of its discretion, taking into account values supplied by a generally accepted pricing or quotation service or quotations furnished by one or more reputable sources, such as securities dealers, brokers, or investment bankers, values of comparable property, appraisals or other relevant information.

                           (iv) Investment transactions, income and any expenses chargeable to the Current Interest Fund will be accounted for on an accrual basis.

                   (g)     Registered Name.

                           Securities held in the Current Interest Fund may be registered in the name of the Trustee or its nominee.

          4.       Common Stock Fund.

                   The Trustee shall establish and administer the Common Stock Fund in accordance with the following:

                   (a)     Investments.

                           For each member who elects pursuant to paragraph VII to have Tax-Efficient Savings Contributions invested in the Common Stock Fund or for whom a transfer is made to the Common Stock Fund as provided in paragraph VIII hereof or subparagraph 2 of this paragraph XIII, the Trustee shall invest the sums so to be invested or transferred in accordance with instructions of a person, company, corporation or other organization appointed by the Company. The Trustee may be appointed for such purpose.

                           Investments shall be made with the objective of providing investment results that closely correspond to the price and yield performance of the publicly traded common stocks (i) of the 500 corporations included in Standard and Poor's 500 Index and (ii) of the corporations having capitalizations of at least $100 million as publicly reported from time to time and not included in the Standard & Poor's 500 Index. Assets shall be invested in the common stock of each of such corporations in the same percentage weighting as the capitalization of such corporation is as a percentage of the total of the capitalizations of all of such corporations.

                           Investments of all or a portion of Common Stock Fund assets may be made in any common, collective or commingled fund when, in the opinion of the Trustee, such investments are consistent with the objective of the Common Stock Fund. A portion of the funds of the Common Stock Fund may be held in cash or invested in short-term obligations when deemed advisable by the Trustee. Securities may be sold without regard to the length of time they have been held. A different market index of publicly traded common stocks may be selected by the Company for investments of Common Stock Fund assets in the event Standard & Poor's Corporation discontinues its 500 Index or for other reasons.

                   (b)     Common Stock Fund Units.

                           Members shall have no ownership in any particular asset of the Common Stock Fund. The Trustee shall be the sole owner of all Common Stock Fund assets. Proportionate interests in the Common Stock Fund shall be expressed in Common Stock Fund Units. All Common Stock Fund Units shall be of equal value and no Common Stock Fund Unit shall have priority or preference over any other. Common Stock Fund Units shall be credited by the Trustee to accounts of members as of each valuation date.

                   (c)     Common Stock Fund Unit Prices.

                           The term "Common Stock Fund Unit Price," as used herein, shall mean the value in money of an individual Common Stock Fund Unit expressed to the nearest cent. The Common Stock Fund Unit Price as of November 30, 1988 shall be such amount as the Committee shall determine. The number of Common Stock Fund Units as of November 30, 1988 shall be determined by dividing the total amounts received by the Trustee pursuant to subparagraph 2 of paragraph XIII hereof for investment in the Common Stock Fund by such Common Stock Fund Unit Price. Thereafter, the Common Stock Unit Price shall be redetermined each valuation date. Valuation dates shall be the last day of each month, if such day is a trading day of the New York Stock Exchange, or the trading day of the New York Stock Exchange next preceding such day, if such day is not a trading day of the New York Stock Exchange. The Common Stock Fund Unit Price for each valuation date shall be determined by dividing the net asset value of the Common Stock Fund on such valuation date by the number of Common Stock Fund Units outstanding on such valuation date. Common Stock Fund Unit Prices shall be determined before giving effect to any distribution or withdrawal and before crediting contributions to members' accounts effective as of any valuation date. Net asset value of the Common Stock Fund shall be computed as follows:

                           (i) Securities listed on a national stock exchange shall be valued at the closing price on the valuation date, or, if no sales were made on that date, at the closing price on the next preceding day on which sales were made, in either case as reported in the Composite Quotation Listing.

                           (ii) Securities traded only in over-the-counter markets shall be valued at the mean of the closing bid prices as listed in a publication or publications selected by the Trustee for the valuation date, or the next preceding day for which such prices are available, if not available for the valuation date.

                           (iii) All other assets of the Common Stock Fund, including any interest in a common, collective or commingled fund, shall be valued at the fair market value as of the close of business on the valuation date. Fair market value shall be determined by the Trustee in the reasonable exercise of its discretion, taking into account values supplied by a generally accepted pricing or quotation service or quotations furnished by one or more reputable sources, such as securities dealers, brokers, or investment bankers, values of comparable property, appraisals or other relevant information and, in the case of a common, collective or commingled fund, fair market value shall be the unit value of such fund for a date the same as the valuation date, or as close thereto as practicable.

                           (iv)     Common Stock Fund Units credited to
                                    members' accounts with respect to
                                    Tax-Efficient Savings Contributions made during any month shall be credited at the Common Stock Fund Unit Price determined as of the valuation date for the end of the month for which such contributions were made. Common Stock Fund Units withdrawn or distributed shall be valued at the Common Stock Fund Unit Price for the valuation date coinciding with the effective date of such withdrawal or distribution.

                           (v) Investment transactions, income and any expenses chargeable to the Common Stock Fund will be accounted for on an accrual basis.

                   (d)     Distribution and Withdrawal From Common Stock Fund.

                           The cash value of Common Stock Fund Units shall be distributed to members or may be withdrawn by members only in accordance with paragraphs X and XII hereof. All distributions and withdrawals shall be only in cash.

                   (e)     Voting Stock.

                           The Trustee shall be entitled, itself or by proxy, to vote in its discretion all shares of voting stock in the Common Stock Fund.

                   (f)     Registered Name.

                           Securities held in the Common Stock Fund may be registered in the name of Trustee or its nominee.

                   (g)     Certain Investment Elections.

                           Any investment election of a member in effect imme-diately following the close of business on November 30, 1988 that elects that any of the member's Tax-Efficient Savings Contribution are to be invested in the Index Fund shall be deemed to elect that such contributions made thereafter shall be invested in the Common Stock Fund.

          5. Bond Fund.

          The Trustee shall establish and administer the Bond Fund in accordance with the following:

                   (a)     Investments.

                           For each member who elects pursuant to paragraph VII to have Tax-Efficient Savings Contributions invested in the Bond Fund or for whom a transfer is made to the Bond Fund as provided in paragraph VIII hereof, the Trustee shall invest the sums so to be invested or transferred in accordance with instructions of a person, company, corporation or other organization appointed by the Company. The Trustee may be appointed for such purpose.

                           Investments shall be made with the objective of providing investment results that closely correspond to the price and yield performance of the Lehman Brothers Aggregate Index (formerly called the Shearson Lehman Aggregate (SLA) Index)(the "Lehman Aggregate Index"). Assets shall be invested in a portfolio of Treasury notes and bonds, corporate notes and bonds and mortgage-backed securities and other securities that, in the aggregate, typify the securities that are included in the Lehman Aggregate Index.

                           Investments of all or a portion of Bond Fund assets may be made in any common, collective or commingled fund maintained by the Trustee or the person, company, corporation or other organization appointed by the Company to manage all or a portion of the Bond Fund when, in the opinion of the Trustee or the person, company, corporation or other organization appointed by the Company to manage all or a portion of the Bond Fund, such investments are consistent with the objective of the Bond Fund. To the extent that assets are so invested, they shall be subject to the terms and conditions of the Declaration of Trust of such common, collective or commingled fund, as amended from time to time. A portion of the funds of the Bond Fund may be held in cash or invested in short-term obligations when deemed advisable by the Trustee or the person, company, corporation or other organization appointed by the Company to manage all or a portion of the Bond Fund. Securities may be sold without regard to the length of time they have been held. A different market index of publicly traded fixed income securities may be selected by the Company for investments of Bond Fund assets in the event the Lehman Aggregate Index is discontinued or for other reasons.

                   (b)     Bond Fund Units.

                           Members shall have no ownership in any particular asset of the Bond Fund. The Trustee shall be the sole owner of all Bond Fund assets. Proportionate interests in the Bond Fund shall be expressed in Bond Fund Units. All Bond Fund Units shall be of equal value and no Bond Fund Unit shall have priority or preference over any other. Bond Fund Units shall be credited by the Trustee to accounts of members as of each valuation date.

                   (c)     Bond Fund Unit Prices.

                           The term "Bond Fund Unit Price," as used herein, shall mean the value in money of an individual Bond Fund Unit expressed to the nearest cent. The Bond Fund Unit Price as of January 31, 1994 shall be such amount as the Committee shall determine. The number of Bond Fund Units as of January 31, 1994 shall be determined by dividing the total amounts received by the Trustee pursuant to paragraphs VII and VIII hereof for investment in the Bond Fund for the month of January 1994 by such Bond Fund Unit Price. Thereafter, the Bond Fund Unit Price shall be redetermined each valuation date. Valuation dates shall be the last day of each month, if such day is a day on which Federal Reserve Banks are open for trading, or the day next preceding such day on which Federal Reserve Banks are open for trading, if such day is not a day on which Federal Reserve Banks are open for trading. The Bond
                           Fund Unit Price for each valuation date shall be determined by dividing the net asset value of the Bond Fund on such valuation date by the number of Bond Fund Units outstanding on such valuation date. Bond Fund Unit Prices shall be determined before giving effect to any distribution or withdrawal and before crediting contributions to members' accounts effective as of any valuation date. Net asset value of the Bond Fund shall be computed as follows:

                            (i) All assets of the Bond Fund, including any interest in a common, collective or commingled fund, shall be valued at the fair market value as of the close of business on the valuation date. Fair market value shall be determined by the Trustee in the reasonable exercise of its discretion, taking into account values supplied by a generally accepted pricing or quotation service or quotations furnished by one or more reputable sources, such as securities dealers, brokers, or investment bankers, values of comparable property, appraisals or other relevant information and, in the case of a common, collective or commingled fund, fair market value shall be the unit value of such fund for a date the same as the valuation date, or as close thereto as practicable.

                           (ii) Bond Fund Units credited to members' accounts with respect to Tax-Efficient Savings Contributions made during any month shall be credited at the Bond Fund Unit Price determined as of the valuation date for the end of the month for which such contributions were made. Bond Fund Units withdrawn or distributed shall be valued at the Bond Fund Unit Price for the valuation date coinciding with the effective date of such withdrawal or distribution.

                         (iii) Investment transactions, income and any expenses chargeable to the Bond Fund will be accounted for on an accrual basis.

                   (d)   Distribution and Withdrawal From Bond Fund.

                           The cash value of Bond Fund Units shall be distributed to members or may be withdrawn by members only in accordance with paragraphs X and XII hereof. All distributions and withdrawals shall be only in cash.

                   (e)     Registered Name.

                           Securities held in the Bond Fund may be registered in the name of the Trustee or its nominee.

XIV.  MEMBER'S SEMIANNUAL STATEMENT.

          As soon as practicable after June 30 and December 31 of each year, there shall be furnished to each member a statement as of June 30 and December 31 of such year of the securities, cash, Common Stock Fund Units and Bond Fund Units in his or her account and the Common Stock Fund Unit Price and Bond Fund Unit Price as of the midyear and year-end valuation dates, respectively. Such statements shall be deemed to have been accepted by the member and his or her beneficiaries designated hereunder as correct unless written notice to the contrary shall be received by the Company within 30 days after the mailing of such statement to the member.

XV.  NOTICES, ETC.

          All notices, statements and other communications from the Trustee or a Participating Company to an employee, member or designated beneficiary required or permitted hereunder shall be deemed to have been duly given, furnished, delivered or transmitted, as the case may be, when delivered to (or when mailed by first-class mail, postage prepaid and addressed to) the employee, member or beneficiary at his or her address last appearing on the books of such Participating Company or, in the case of an employee, delivered to the employee at his or her normal work station.

          All notices, instructions and other communications from an employee or member to the Company or Trustee required or permitted hereunder (including, without limitation, authorizations, Tax-Efficient Savings agreements and terminations thereof, investment and other elections, requests for withdrawal or loans and designations of beneficiaries and revocations and changes thereof) shall be in the respective forms from time to time prescribed therefor by the Committee, shall be mailed by first-class mail or delivered to such location as shall be specified in regulations or upon the forms prescribed by the Committee and shall be deemed to have been duly given and delivered upon receipt by the Company or Trustee, as the case may be, at such location.

          From time to time as necessary to facilitate the administration of the Plan and the trust created thereunder, the Company, the Trustee and the Committee shall deliver to each other copies or consolidations of such notices, instructions or other communications in respect of the Plan or such trust as it may receive from employees, members or beneficiaries.

XVI.  TRUSTEE.

          The Company shall appoint one or more individuals or corporations to act as Trustee under the Plan, and at any time may remove the Trustee and appoint a successor Trustee. The Company may, without reference to or action by any employee, member or beneficiary or any other Participating Company, enter into such Trust Agreement with the Trustee and from time to time enter into such further agreements with the Trustee or other parties, make such amendments to such Trust Agreement or further agreements and take such other steps and execute such other instruments as the Company in its sole discretion may deem necessary or desirable to carry the Plan into effect or to facilitate its administration.

          The Trustee and the Company may by mutual agreement in writing arrange for the delegation by the Trustee to the Committee of any of the functions of the Trustee, except the custody of assets, the voting of Company stock held by the Trustee and the purchase and sale or redemption of securities.

XVII.  PURCHASES OF SECURITIES BY THE TRUSTEE.

          Tax-Efficient Savings Contributions and earnings thereon in the accounts of members shall be invested by the Trustee as soon as practicable after receipt thereof by the Trustee, subject to the following provisions of this paragraph XVII and, in the case of funds to be invested in Common Stock Fund securities or in Current Interest Fund securities or in Bond Fund securities, paragraph XIII.

          Any current cash balance in a member's account after the investing of contributions for the last pay period of a plan year shall be invested at such time and to such extent as the Trustee may elect.
          At any time or from time to time, the Committee may adopt such regulations or practices as it may deem appropriate with respect to the minimum fractional interest in a share of Company stock, in a Common Stock Fund Unit and in a Bond Fund Unit in which the cash in a member's account shall be invested.

          The shares of Company stock from time to time required for purposes of the Plan shall be purchased by the Trustee from the Company, or from such other person or corporation, on such stock exchange or in such other manner, as the Company by action of its Board of Directors or any committee or person designated by the Board of

          Directors, from time to time in its sole discretion may designate or prescribe; provided, however, that the Trustee at all times may purchase such shares from members who have agreed to sell the same to the Trustee pursuant to the provisions of paragraph X and paragraph XII, and provided further that the Trustee at all times may use for purposes of the Plan such shares as are removed from a member's account pursuant to the member's election to have an amount equal to the value of such shares transferred pursuant to paragraph VIII hereof, and the Trustee shall treat such shares as having been purchased by it at a price equal to such amount, and provided further that except as required by any such designation by the Board of Directors, such shares shall be purchased by the Trustee from such source and in such manner as the Trustee from time to time in its sole discretion may determine. Any shares so purchased from the Company may be either treasury stock or newly-issued stock, and shall be purchased at a price per share equal to the average of the highest price and the lowest price at which shares of Company stock are sold on the date of purchase or, if no such sales were made on such date, on the next preceding day on which there were such sales, in either case as reported in the Composite Quotation Listing. All funds in the accounts of the several members that become available simultaneously for investment in Company stock may be invested simultaneously or over a period of time, but funds that become available first shall be invested first. If such funds that become available simultaneously for investment are used to purchase shares of Company stock at more than one price, the total number of shares so purchased shall be allocated on a full or fractional share basis, or both, as the case may be, to the respective accounts of the members ratably in accordance with the respective amounts of funds in their accounts so used.

          Anything herein to the contrary notwithstanding, the Trustee shall not invest any of the funds in the members' accounts in any shares of Company stock, unless at the time of purchase thereof by the Trustee such shares shall be listed on the New York Stock Exchange.

          The shares of Company stock held by the Trustee under the Plan shall be registered in the name of the Trustee or its nominee, but shall not be voted by the Trustee or such nominee except as provided in paragraph XVIII hereof.

          In the sole discretion of the Trustee, investments in Company stock in respect of the accounts of more than one member may be represented by a single certificate.

          In the event that any option, right or warrant shall be received by the Trustee on Company stock to the credit of one or more members' accounts, the Trustee shall sell the same, at public or private sale and at such price and upon such other terms as it may determine, and credit the proceeds thereof to the respective accounts of such members, ratably in accordance with their interests therein, unless the Committee shall determine that such option, right or warrant should be exercised, in which case the Trustee shall exercise the same upon such terms and conditions as the Committee may prescribe.

XVIII.  VOTING OF COMPANY STOCK.

          The Trustee, itself or by its nominee, shall be entitled to vote, and shall vote, shares of Company stock in the accounts of members or otherwise held by the Trustee under the Plan as follows:

          1. The Company shall adopt reasonable measures to notify the member of the date and purposes of each meeting of stockholders of the Company at which holders of shares of Company stock shall be entitled to vote, and to request instructions from the member to the Trustee as to the voting at such meeting of full shares of Company stock and fractions thereof in any account of the member.

          2. In each case, the Trustee, itself or by proxy, shall vote full shares of Company stock and fractions thereof in such account of the member in accordance with the instructions of the member.

          3. If prior to the time of such meeting of stockholders the Trustee shall not have received instructions from the member in respect of any shares of Company stock in such account of the member, and if the Trustee otherwise holds shares of Company stock under the Plan, the Trustee shall vote thereat such shares proportionately in the same manner as the Trustee votes thereat the aggregate of all shares of Company stock with respect to which the Trustee has received instructions from members.

XIX.      CASH ADJUSTMENTS ON ACCOUNT OF FRACTIONAL INTERESTS IN SECURITIES.

          Any fractional interest in a share of Company stock or any other security, as such, in any account of a member shall not be subject to distribution or withdrawal, but the value thereof shall be subject to transfer pursuant to paragraph VIII hereof. Settlement for any fractional interest in such security, upon distribution or withdrawal thereof, shall be made in cash based on the current market value or any applicable current redemption value of such security, as of the date of distribution or withdrawal, as the case may be. The Trustee for the purpose of providing cash for settlements pursuant to the provisions of this paragraph XIX may in its discretion obtain such cash from contributions under the Plan.
          In such event the Trustee, with respect to the shares of Company stock which otherwise would have been sold to provide cash for such settlements, shall retain and reallocate interest in the same among the accounts of members in the Plan entitled thereto and at the current market value of such shares for purposes of such cash settlements.

XX.  OPERATION AND ADMINISTRATION.

          Pursuant to ERISA the Company shall be the sole named fiduciary with respect to the Plan and shall have authority to control and manage the operation and administration of the Plan.

          The Vice President-Employee Relations, the Vice President-Finance and Treasurer and the Vice President-General Counsel shall have the authority, on behalf of the Company, to appoint and remove trustees under the Plan, to approve policies relating to the allocation of contributions and the distribution of assets among trustees, and to approve Plan amendments other than Plan amendments relating to the offering of Company stock as an investment election which amendments shall be made by the Board of Directors.

          The Vice President-Finance and Treasurer shall be authorized on behalf of the Company to contract with the trustees under the Plan and to determine the form and terms of the trust agreements, to allocate contributions and distribute assets among trustees, and to appoint an auditor under the Plan, and shall have authority to designate other persons to carry out specific responsibilities in connection therewith; provided, however, that such actions shall be consistent with ERISA, the policy of the Board of Directors and officers designated in the preceding subparagraph and the Plan.

          Except as otherwise provided in this paragraph XX or elsewhere in the Plan, the Vice President-Employee Relations and the Vice President-Finance and Treasurer are designated to carry out the Company's responsibilities with respect to the Plan, including, without limitation, appointment and removal of members of the Committee and determination of prior service for eligibility purposes under the Plan in the event of acquisition by a Participating Company (by purchase, merger, or otherwise) of all or part of the assets of another corporation. The Vice President-Employee Relations and the Vice President-Finance and Treasurer may allocate responsibilities between themselves and may designate other persons to carry out specific responsibilities on behalf of the Company.

          Any Company director, officer or employee who shall have been expressly designated pursuant to the Plan to carry out specific Company responsibilities shall be acting on behalf of the Company. Any person or group of persons may serve in more than one capacity with respect to the Plan and may employ one or more persons to render advice with regard to any responsibilities such person has under the Plan.

          The Company shall create a Tax-Efficient Savings Plan Committee consisting of at least three members. The Company shall from time to time designate the members of the Committee and an alternate for each of such members, who shall have full power to act in the absence or inability to act of such member. The Committee shall appoint its own Chairman and Secretary, and shall act by a majority of its members, with or without a meeting. The Secretary or an Assistant Secretary of the Company shall from time to time notify the Trustee of the appointment of members of the Committee and alternates and of the appointment of the Chairman and Secretary of the Committee, upon which notices the Trustee shall be entitled to rely.

          The Committee shall have full power and authority to administer the Plan and to interpret its provisions. Any interpretation of the provisions of the Plan by the Committee shall be final and conclusive, and shall bind and may be relied upon by the several Participating Companies, each of their employees, the Trustee and all other parties in interest.

          No member of the Committee or alternate for a member or director, officer or employee of any Participating Company shall be liable for any action or failure to act under or in connection with the Plan, except for his or her own bad faith; provided, however, that nothing herein shall be deemed to relieve any such person from responsibility or liability for any obligation or duty under ERISA. Each director, officer, or employee of the Company who is or shall have been designated to act on behalf of the Company and each person who is or shall have been a member of the Committee or an alternate for a member or a director, officer or employee of any Participating Company, as such, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof (with the Company's written approval) or paid by him or her in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the

          Company based upon a finding of his or her bad faith; subject, however, to the condition that, upon the assertion or institution of any such claim, action, suit or proceeding against him or her, he or she shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that a Participating Company may have to indemnify him or her or hold him or her harmless.

          Brokerage commissions, fees and transfer taxes incurred in connection with the purchase or sale of Company stock shall be paid by the Company. Brokerage commissions and transfer taxes on the purchase and sale of Common Stock Fund securities shall be paid from Common Stock Fund assets by the Trustee, and the expenses of any collective, common, or commingled fund in which Common Stock Fund assets may be invested pursuant to subparagraph 4 of paragraph XIII hereof shall be paid from the assets in such collective, common or commingled fund. Brokerage commissions and transfer taxes on the purchase and sale of Bond Fund securities and the expenses of the Bond Fund including, without limitation, investment management fees shall be paid from Bond Fund assets, and the expenses of any collective, common, or commingled fund in which Bond Fund assets may be invested pursuant to subparagraph 5 of paragraph XIII hereof shall be paid from the assets in such collective, common or commingled fund. Earnings credited to the account of the Trustee under any Income Fund Contract may be net of such charges by the Income Fund Manager as may be provided in such contract. Earnings credited to the account of the Trustee under the Bond Fund shall be net of such charges by the Bond Fund Manager as may be provided in such contract. Brokerage commissions and transfer taxes on the purchase and sale of Current Interest Fund securities shall be paid from Current Interest Fund assets by the Trustee. All other expenses of administration of the Plan, including expenses charged or incurred by the Trustee or the Company, shall be borne by the Company. Taxes, if any, on any security, cash, Common Stock Fund Units or Bond Fund Units held by the Trustee or income therefrom which are payable by the Trustee shall be charged against the members' accounts as the Trustee and the Committee shall determine.

          Each employee at the time of electing to participate in the Plan shall be given a copy of the Plan as in effect at the time, and as a condition of membership shall sign an instrument in form prescribed by the Committee evidencing the fact that he or she accepts and agrees to all provisions of the Plan.

          The records of the Trustee, the Committee and the several Partici-pating Companies shall be conclusive in respect of all matters involved in the administration of the Plan.

          The Plan shall be governed by and construed in accordance with the laws of the State of Michigan.

XXI.  TERMINATION, SUSPENSION AND MODIFICATION.

          The Company, by action of its Board of Directors or officers designated under paragraph XX hereof, may terminate or modify the Plan or suspend the operation of any provision of the Plan, as follows:

          1. The Company may terminate the Plan at any time or may at any time or from time to time modify the Plan, in its entirety or in respect of the employees of one or more of the Participating Companies. The Company may at any time or from time to time terminate or modify the Plan or suspend for any period the operation of any provision thereof, in respect of any employees located in one or more States or countries, if in the judgment of the Committee compliance with the laws of such State or country would involve disproportionate expense and inconvenience to a Participating Company. Any such modification that affects the rights or duties of the Trustee may be made only with the consent of the Trustee. Any such termination, modification or suspension of the Plan may affect members in the Plan at the time thereof, as well as future members, but may not affect the rights of a member as to the continuance of investment, distribution or withdrawal of the securities, cash, cash value of the Common Stock Fund Units and cash value of the Bond Fund Units in the account or accounts of the member as of the effective date of such termination, modification or suspension and earnings thereon; provided, however, that the Company may, in the event of a termination of the Plan, direct the Trustee to distribute the assets in the accounts of members in the Plan to such members. Any termination or modification of the Plan or suspension of any provision thereof shall be effective as of such date as the Company may determine, but not earlier than the date on which the Company shall give notice of such termination, modification or suspension to the Trustee and to the Participating Companies any of the employees of which are affected thereby.

          2. The provisions of the foregoing subparagraph 1 notwithstanding, the Company, by action of its Vice President-Employee Relations, Vice President-Finance and Treasurer and

                   Vice President-General Counsel, at any time or from time to time may modify any of the provisions of the Plan in any respect retroactively, if and to the extent necessary or appropriate in the judgment of such officers of the Company to qualify or maintain the Plan and the trust fund established thereunder as a plan and trust meeting the requirements of Section 401(a) and 501(a) of the Internal Revenue Code of 1986, as now in effect or hereafter amended, or any other applicable provisions of Federal tax laws or other legislation, as now in effect or hereafter amended or adopted, and the regulations thereunder at the time in effect.

          3. Anything herein to the contrary notwithstanding, no such termination or modification of the Plan or suspension of any provision thereof may diminish the securities, cash, cash value of the Common Stock Fund Units and cash value of the Bond Fund Units in the account of a member as of the effective date of such termination, modification or suspension.

          4. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each employee member, former employee, former member, beneficiary or estate eligible under the Plan shall, if the Plan is then terminated, receive a benefit immediately after the merger, consolidation or transfer, which is equal to the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

XXII.  CONDITIONS ON PARTICIPATION OF SUBSIDIARIES OF THE COMPANY.

          The consent of the Company to the participation in the Plan of any subsidiary of the Company may be conditioned upon such provisions as the Company may prescribe, including, without limitation, conditions as to (a) the instruments to be executed and delivered by such Participating Company to the Trustee, (b) the extent to which the Company shall act as representative of such Participating Company under the Plan, and (c) the rights of such Participating Company to withdraw from participation in the Plan and the effect of such withdrawal upon the memberships and accounts in the Plan of employees of such Participating Company.

XXIII.  MEMBER'S RIGHTS NOT TRANSFERABLE.

          No right or interest of any member under the Plan or in his or her account shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, without limitation, by execution, levy, garnishment, attachment, pledge or in any other manner, except in accord with provisions of a qualified domestic relations order as defined by section 414(p) of the Internal Revenue Code of 1986 and section 206(d) of ERISA and further excluding devolution by death or mental incompetency; no attempted assignment or transfer thereof shall be effective; and no right or interest of any member under the Plan or in his or her account shall be liable for, or subject to, any obligation or liability of such member.

XXIV.  DESIGNATION OF BENEFICIARIES.

          (1) A member may file with the Company a written designation of a beneficiary or beneficiaries with respect to all or part of the assets in the member's account. In the case of a married member who dies, the securities, cash, cash value of the Common Stock Fund Units and cash value of the Bond Fund Units in such member's account shall be delivered to such member's surviving spouse unless the written designation of beneficiary designating a person or persons other than the spouse with respect to all or part of the assets in the member's account includes the written consent of the spouse, witnessed by a notary public. A member, with, if married, such written consent of the spouse, may from time to time revoke or change any such designation of beneficiary.

          (2) In the case of an unmarried member who does not file a written designation of beneficiary, such member shall be deemed to have designated as beneficiary or beneficiaries under the Plan the person or persons who are entitled in the event of the member's death to receive the proceeds under the Company's Group Life and Disability Insurance Program if the member is covered under such Program at the date of his death.

          (3) In the event of the death of a member, any of the securities, cash, cash value of the Common Stock Fund Units and cash value of the Bond Fund Units in his or her account under the Plan shall be delivered to, as applicable, such spouse or beneficiaries who shall survive the member, in accordance with the applicable designation (to the extent effective and enforceable at the time of the member's death) and the provisions of the Plan, subject to such regulations as the Committee from time to time may prescribe in respect of distributions to minors; provided, however, that if the Trustee or the Committee shall be in doubt as to the right of any such person to receive any of such securities, cash, cash value of the Common Stock Fund Units and cash value of the Bond Fund Units, the Trustee may deliver the same to the estate of the member, in which case the Trustee, the several Participating Companies and the Committee and the several members thereof and alternates for members shall not be under any further liability to anyone. Except as hereinabove provided, in the event of the death of a member, the securities, cash, cash value of the Common Stock Fund Units and cash value of the Bond Fund Units in his or her account under the Plan shall be delivered to his or her estate.

XXV.      LIMITATION ON CONTRIBUTIONS UNDER SECTION 415 OF THE
          INTERNAL REVENUE CODE.

          Notwithstanding any other provision of the Plan, the amount of any Tax-Efficient Savings Contributions shall not exceed the applicable limits set by section 415 of the Internal Revenue Code and the regulations thereunder. Additionally, the combined limitation of section 415(e) of the Internal Revenue Code will be administered so that a member's defined benefit plan fraction and defined contribution plan fraction will not exceed 1.0 in any limitation year and will be accomplished by reducing the rate of benefit accruals under the defined benefit plan so that the sum of the fractions equals 1.0.

XXVI.  TRANSFER OF ASSETS TO THE PLAN.

          Notwithstanding any other provisions of the Plan, and subject to such regulations and procedures as the Committee may prescribe, assets may be transferred to the Plan from the Tax Reduction Act Stock Ownership Plan for Hourly Employees in the United States or the Tax Reduction Act Stock Ownership Plan for Salaried Employees or any other similar plan maintained by the Company or its subsidiaries. If any cash or securities shall be delivered to the Trustee by the trustee under any of such plans, effective on or after April 30, 1989, the Trustee shall receive and hold such assets in the Plan trust and shall credit them to accounts in the Plan for employees on whose behalf such assets have been transferred. Assets received in cash shall be invested in the Current Interest Fund. Thereafter all such assets shall be subject to all provisions of the Plan applicable to any other assets credited to the accounts of members.

XXVII.  EMPLOYEE STOCK OWNERSHIP PLAN.

          1. There is hereby established in the Plan an Employee Stock Ownership Plan ("ESOP") effective January 1, 1989. The ESOP shall consist of all the shares of Company stock in the Plan at any time and from time to time including all the shares allocated to members' accounts and shares held in the suspense account as hereinafter described and all assets attributable to contributions made after December 31, 1988.





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          2.       The trustee of the ESOP shall be the Trustee of the Plan.
                   The Trustee shall hold, invest, transfer and distribute the shares of Company stock and all other assets in the ESOP in accordance with the provisions of this paragraph XXVII and the Plan.

          3.       (i)        On or after July 13, 1989, the Trustee shall
                              borrow on behalf of the ESOP an amount not exceeding the amount of dividends estimated by the Trustee, after consultation with the Vice
                              President - Finance and Treasurer of the Company, to be paid on Company stock in the ESOP in the twelve-month period succeeding such borrowing by the Trustee, or, on or after July 1, 1991, such period as the Trustee shall select, subject to a guarantee by the Company of payment of any such loan.

                   (ii) The Trustee is authorized to borrow such amount from such persons, including the Company, as the Trustee shall determine. The loan shall provide for repayment within the twelve-month period succeeding such loan or, on or after July 1, 1991, within such period as the Trustee shall have selected, and shall be payable on such other terms as the Trustee in its sole discretion shall determine. The interest rate of a loan must not be in excess of a reasonable rate of interest.

                   (iii) The proceeds of any such loan shall be used by the Trustee to purchase as soon as practicable shares of Company stock in accordance with the provisions of paragraph XVII hereof. The Trustee is authorized to pledge such stock as security for the payment of such loan. The loan shall be without recourse against the ESOP.

          4. The Trustee shall hold the shares of Company stock so purchased in the Plan in a suspense account unallocated to the accounts of members of the Plan until such time as all or part of the related loan and interest thereon is paid as hereinafter provided. The Trustee shall vote shares of Company stock in the suspense account in its discretion, notwithstanding the provisions of paragraph XVIII hereof.

          5. The Trustee shall apply all dividends paid on Company stock held in the ESOP, including shares allocated to members' accounts and shares held in the suspense account, to payment





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                   of any loan made in accordance with subparagraph 3
                   hereof and interest thereon.

                   In the event that dividends paid on all Company stock held in the ESOP are not sufficient to enable the Trustee to make any payment on any loan made in accordance with subparagraph 3 hereof, the Trustee shall sell shares of Company stock held in the suspense account in an amount necessary to permit such payment provided, however, that the Company may elect to make an additional contribution to the Plan in an amount sufficient to enable the Trustee to make all or part of such payment without selling shares of Company stock held in the suspense account.

                   In the event that dividends paid on all Company stock held in the ESOP and the amount realized from the sale of Company stock held in the suspense account are not sufficient to enable the Trustee to make any payment on any loan made in accordance with subparagraph 3 hereof, the Company shall make an additional contribution to the Plan in an amount sufficient to enable the Trustee to make such payment or shall pay such amount to the lender.

          6. The shares held in the suspense account shall be released from the suspense account in an amount that bears the same ratio to the total number of shares in the suspense account as the amount of principal and interest paid on the loan bears to the total amount of principal and interest outstanding. The Trustee shall allocate such shares so released to the accounts of members as if the dividends paid on Company stock with respect to shares held in the accounts of members had been used to acquire shares of Company stock in the open market on the last day of the month preceding the date such shares are released from the suspense account.

                   To the extent that the number of shares released from the suspense account at any time is less than the number that would be required for allocation to members' accounts if the dividends paid on Company stock had been used to acquire shares of Company stock in the open market on the last day of the month preceding the date such shares are released from the suspense account, the Company shall make an additional contribution to the Plan in an amount sufficient to permit the Trustee to acquire additional shares so that the total number of shares allocated to members' accounts shall equal the number that would have been allocated if the dividends paid with respect to Company stock in the accounts of members had been used to acquire shares of Company stock in the open





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
                   market on the last day of the month preceding the date such shares are released from the suspense account.

                   To the extent that the number of shares released from the suspense account at any time exceeds the number that would be required for allocation to members' accounts if the dividends paid on Company stock had been used to acquire shares of Company stock in the open market on the last day of the month preceding the date such shares are released from the suspense account, the excess shall be allocated to the accounts of members in an amount proportional to the number of shares of Company stock in their accounts at the date shares are released from the suspense account.

          7. Contributions to the ESOP for any eligible employee who is a highly compensated employee shall be limited to the extent required under the principles described in paragraph IV with respect to tax-efficient savings contributions.

          8. The Committee is authorized to make such adjustments in the administration of the Plan and the ESOP as it deems necessary, appropriate or desirable to carry out the purposes and intents of this paragraph XXVII.

          9. In the event that any or all of the tax benefits available under the tax laws on the effective date hereof are restricted or eliminated, as determined by the Company, the Trustee is authorized upon direction by the Company to sell upon such terms, at such times and to such persons, as the Trustee in its sole discretion shall determine, any or all of the shares of Company stock in the suspense account and to use the proceeds of such sale to pay all or part of the loan balance outstanding, together with interest thereon. Any excess shares in the suspense account at such time shall be allocated as provided in subparagraph 6 hereto.





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